RELEASE AGREEMENT


         This Release Agreement is made this 19th day of August, 1999 by and between Equitable Resources, Inc., a Pennsylvania corporation having a business address at One Oxford Centre, Suite 3300, Pittsburgh, Pennsylvania, 15219 (the "Company") and Richard D. Spencer (the "Employee").

                                   WITNESSETH

         WHEREAS, Employee desires to voluntarily resign from the Company to pursue other opportunities;

         WHEREAS, The Company desires an orderly transition in light of the Employee's resignation; and

         WHEREAS, the parties desire to settle any and all matters relating to Employee's employment and the termination thereof;

         NOW, THEREFORE, the Company and Employee, in consideration of the premises, covenants and agreements contained herein and each intending to be legally bound, agree as follows:

         1. Employee resigns his employment with the company effective August 20, 1999 ("Termination Date").

         2. This Release Agreement is not, and should not be construed as, an allegation or admission on the part of either Employee or the Company that either of them has acted unlawfully or has violated any federal, state or local law, rule or regulation.

         3. In consideration for the Employee's covenants hereunder, the Company agrees to provide the following:

a. A lump sum payment of $50,000 payable through the normal pay process on September 1, 1999 and, a second lump sum payment of $50,000 payable not later than February 15, 2000. Both payments will be subject to normal withholdings.

b. Medical, dental and vision coverage for a maximum of twelve (12) months or until replacement coverage is established. Employee monthly co-payment for the actual months of coverage will apply. Employee will notify the Company once replacement coverage has been obtained.

c. A payment equal to $332,852 to be paid September 1, 1999 in lieu of vested stock options (21,000 options) under the Long -Term Incentive Plan and vested shares (3,454 shares) under the Executive Retention Plan, all of which, both options and shares, are forfeited.

         Other than the foregoing payments, Employee shall be entitled to no additional payments or benefits, including but not limited to those programs outlined in Exhibit A attached hereto.

         4. In return for the consideration described herein, Employee, on behalf of himself and his heirs, executors, representatives, estates and assigns, voluntarily and irrevocably releases the Company, its subsidiaries, predecessors, affiliates, shareholders, and their respective officers, directors, employees, agents, attorneys, successors and assigns (severally and collectively called "Releasees") from any and all claims (known and unknown) which Employee has or might have against any of the Releasees arising in any manner at any time up to the effective date of this Release Agreement. This release includes, without limitation, claims which Employee has or might have involving his employment with any of the Releasees, the termination of that employment or its timing or the terms and conditions of that employment. This includes, without limitation, any claim arising under any constitution, law, statute, ordinance, regulation, rule, guideline, or common-law theory, and specifically all claims arising under all state, federal or local employment discrimination or wrongful discharge laws, regulations or common-law theories, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, and the Pennsylvania Human Relations Act, as well as any claim for breach of contract or wrongful discharge, or otherwise for any reason arising prior to the effective date of this Agreement. Employee also releases all Releasees from any and all claims for the fees, costs and expenses of any attorneys who have at any time represented Employee (or are now representing Employee) in connection with this Agreement or in connection with any matter released in this Agreement.

         5. Employee agrees not to file a lawsuit against any of the Releasees in any court of the United States or any State thereof concerning any matter released in this Release Agreement. Notwithstanding any other language in this Release Agreement, the parties understand that this Release Agreement does not prohibit Employee from filing an administrative charge of alleged employment discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990 or the Equal Pay Act of 1963. Employee, however, waives his right to monetary or other recovery should any federal, state or local administrative agency pursue any claims on his behalf arising out of or relating to his employment with and/or separation from employment with any of the Releasees. This means that by signing this Release Agreement, Employee will have waived any right he had to bring a lawsuit or obtain a recovery if an administrative agency pursues a claim against any of the Releasees based on any actions taken by any of the Releasees up to the date of the signing of this Release Agreement, and that Employee will have released the Releasees of any and all claims of any nature arising up to the date of the signing of this Agreement.

         6. If Employee files suit against any of the Releasees in breach of the release and covenant not to sue, then Employee shall pay to the Company all attorneys' fees and expenses incurred by the Company in connection therewith plus interest at the legal rate. This provision is not intended to limit Employee's liability to the Company if the actual damages to the Company exceed these costs.

         7. In exchange for the payments outlined in paragraph 3(a), Employee agrees to attend the two (2) remaining regularly scheduled Board of Directors and Audit Committee meetings, if requested to do so by the Company and if notice is given to Employee at least ten (10) days prior to the meeting. In addition, Employee agrees to provide other consulting services to the Company as it may request for the purpose of ensuring an orderly transition of all Y2K related matters. The Company shall compensate the Employee for his services at $250.00 per hour for meetings and consulting services, and he shall be reimbursed for reasonable business travel expenses.

         8. Employee acknowledges that Employee has been advised to consult with an attorney about this Agreement prior to signing it and that Employee has had a full and fair opportunity to consult with an attorney if Employee desired to do so. Employee further acknowledges that Employee has been given at least 21 calendar days in which to consider this Agreement and to make a decision as to whether to accept it.

         9. Within seven (7) calendar days after signing this Release Agreement, Employee may change his mind and revoke his acceptance by delivering a revocation in writing to Equitable Resources, Inc., One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania, 15219, Attention: Gene D. Musial - Director, Human Resources. This Release Agreement shall not become effective or enforceable until that seven-day revocation period has expired.

         10. This Release Agreement contains the entire agreement of the parties relating to Employee's employment and termination of employment. There are no representations or terms relating thereto other than those set forth in this written Release Agreement. This Release Agreement and the rights of the parties relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         11. If any of the provisions of this Release Agreement are declared or determined by any court to be invalid or unenforceable for any reason, the remaining provisions and portions of this Release Agreement -- at the company's sole option -- shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law.

         12. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS RELEASE AGREEMENT, AND THAT EMPLOYEE IS VOLUNTARILY EXECUTING AND ENTERING INTO THIS RELEASE AGREEMENT, WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND INTENDING TO BE LEGALLY BOUND BY IT.

          13. Employee acknowledges his continuing obligation under Company policy and common law during employment and following termination thereof to preserve the Company's confidential information and to return all Company property promptly after termination of employment.


         IN WITNESS WHEREOF, the Company has caused this Release Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.


ATTEST:                                     EQUITABLE RESOURCES, INC.


/s/ R. D. Spencer                           /s/ G. R. Spencer
------------------------------------        ----------------------------------
                                            Gregory R. Spencer
                                            Senior Vice President and
                                            Chief Administrative Officer


WITNESS:                                    EMPLOYEE:


/s/ Gene D. Musial                          /s/ R. D. Spencer
---------------------------------           -----------------------------------